Exhibit 5.1

September 13, 2023

My Size, Inc.

HaYarden 4, POB 1026,

Airport City, Israel 7010000

Re: My Size, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for My Size, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1, including the prospectus constituting a part thereof (as may be amended, the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale under the Registration Statement of an aggregate of 5,509,173 shares (the “Registered Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) issuable upon the exercise of 5,509,173 warrants originally issued by the Company in connection with the repricing of certain warrants as follows: (i) 5,367,912 shares of Common Stock issuable upon the exercise of warrants issued to a certain holder in connection with a warrant repricing (the “New Warrants”), and (ii) 141,261 shares of Common Stock issuable upon the exercise of warrants issued to the placement agent in connection with the warrant repricing (together with the New Warrants, the “Warrants”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the “Documents”):

1.	the Registration Statement;

2.	the Company’s Amended and Restated Certificate of Incorporation;

3.	the Company’s Bylaws;

4.	the Warrants;

5.	resolutions adopted by the Company’s Board of Directors approving, among other things, the issuance of the Registered Shares; and

6.	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Greenberg Traurig, LLP | Attorneys at Law

One Vanderbilt Avenue   |   New York, NY 10017-3852   |   T +1 (212) 801-9221

www.gtlaw.com

My Size, Inc.

September 13, 2023

In rendering the opinions set forth below, we have assumed: (i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent and authorized to do so; (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory; and (iv) the obligations of each party set forth therein are legal, valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms.

As to matters of fact, we have relied upon the Documents and, solely to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Registered Shares have been duly authorized and, when issued by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Delaware and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP